Exhibit 99.1

Eastman Announces its Wholly-Owned Subsidiary Solutia Inc.’s Redemption of Solutia’s 8-3/4%

Senior Notes due 2017 and 7-7/8% Senior Notes due 2020

KINGSPORT, Tenn., July 2, 2012 – Eastman Chemical Company (“Eastman” NYSE:EMN) announced that Solutia Inc. (“Solutia”), which on July 2, 2012 became a wholly owned subsidiary of Eastman, will redeem all of Solutia’s outstanding 8-3/4% Senior Notes due 2017 (the “8-3/4% Notes”) and all of Solutia’s outstanding 7-7/8% Senior Notes due 2020 (the “7-7/8% Notes” and, together with the 8-3/4% Notes, the “Notes”). In connection with Eastman’s completion of its acquisition of Solutia, Solutia has irrevocably deposited amounts with the trustee with respect to the 8-3/4% Notes and the 7-7/8% Notes sufficient to fund the redemptions and to satisfy and discharge the Notes.

On August 1, 2012 (the “Equity Claw Redemption Date”), Solutia will redeem (i) $129,000,000 in principal amount of the 8-3/4% Notes (the “8-3/4% Notes Equity Claw Redemption”), and (ii) $91,000,000 in principal amount of the 7-7/8% Notes (the “7-7/8% Notes Equity Claw Redemption”). Solutia will redeem (i) the 8-3/4% Notes at a redemption price of 108.750% of their principal amount, plus accrued and unpaid interest to, but not including, the Equity Claw Redemption Date, and (ii) the 7-7/8% Notes at a redemption price of 107.875% of their principal amount, plus accrued and unpaid interest to, but not including, the Equity Claw Redemption Date.

On August 2, 2012 (the “Make-Whole Redemption Date”), Solutia will redeem (i) the remaining $260,000,000 in principal amount of the 8-3/4% Notes outstanding after the 8-3/4% Notes Equity Claw Redemption, at a redemption price of 100% of their principal amount, plus the 8-3/4% Notes Applicable Premium (as defined below) and accrued and unpaid interest to, but not including, the Make-Whole Redemption Date, and (ii) the remaining $195,000,000 in principal amount of the 7-7/8% Notes outstanding after the 7-7/8% Notes Equity Claw Redemption, at a redemption price of 100% of their principal amount, plus the 7-7/8% Notes Applicable Premium (as defined below) and accrued and unpaid interest to, but not including, the Make-Whole Redemption Date. The “8-3/4% Notes Applicable Premium” means the greater of: (1) 1.0% of the principal amount of the 8-3/4% Notes and (2) the excess, if any, of (i) the present value at the Make-Whole Redemption Date of (a) 104.375%, plus (b) all required interest payments due on the 8-3/4% Notes through November 1, 2013 (excluding accrued but unpaid interest to the Make-Whole Redemption Date), computed using a discount rate equal to the Treasury Rate (as defined) as of the Make-Whole Redemption Date plus 50 basis points; over (ii) then outstanding principal amount of the 8-3/4% Notes. The “7-7/8% Notes Applicable Premium” means the greater of: (1) 1.0% of the principal amount of the 7-7/8% Notes and (2) the excess, if any, of (i) the present value at the Make-Whole Redemption Date of (a) 103.938%, plus (b) all required interest payments due on the 7-7/8% Notes through March 15, 2015 (excluding accrued but unpaid interest to the Make-Whole Redemption Date), computed using a discount rate equal to the Treasury Rate (as defined) as of the Make-Whole Redemption Date plus 50 basis points; over (ii) then outstanding principal amount of the 7-7/8% Notes.

Eastman is a global specialty chemicals company that produces a broad range of advanced materials, additives and functional products, specialty chemicals, and fibers that are found in products people use every day. As a world leader in the diverse markets it serves, Eastman is focused on delivering innovative and technology-based solutions while maintaining its commitment to safety and sustainability. Serving customers in approximately 100 countries, Eastman had 2011 pro forma revenues, giving effect to the Solutia acquisition, of approximately $9.3 billion. The company is based in Kingsport, Tennessee, USA, and, with the completion of the Solutia acquisition, now employs approximately 13,500 people around the world. For more information, visit www.eastman.com.

Forward-Looking Statements

This communication may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements regarding the redemption of the Notes; and any assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.

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Contacts:

Media: Tracy Broadwater

423-224-0498 / tkbroadwater@eastman.com

Investors: Greg Riddle

212-835-1620 / griddle@eastman.com